Exhibit 99

[INNOVO GROUP INC. LOGO]

FOR IMMEDIATE RELEASE

        Innovo Group to be interviewed on Forbes.com

Los Angeles, CA - August 19, 2005 - Innovo Group Inc. (Nasdaq: INNO) today announced that an online video interview with Jay Furrow, the Company's Chief Executive Officer, will be available at Forbes.com for viewing by the general public. Mr. Furrow will discuss a variety of topics including the current trends in the denim market, Joe's Jeans(R) branded apparel and the Company's strategy for continued growth. Information presented in the interview is consistent with previously disclosed information about the Company and may contain forward-looking statements, including statements containing the words "believe," "estimate, "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.

Interested   parties  can  access  the  video   webcast   at
www.forbes.com.

About Innovo Group Inc.

  Innovo Group Inc., through its wholly-owned subsidiaries Joe's Jeans, Inc. and Innovo Azteca Apparel, Inc., is a
sales and marketing organization designing and selling branded and private label apparel consumer products through retailers and distributors in the domestic and international marketplaces. The company is headquartered in Los Angeles, California. More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "believe," "estimate, "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: continued acceptance of the Company's products in the marketplace, particularly acceptance and near-term sales of the Company's brands such as indie(TM); successful implementation of its strategic plan; the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the company; the ability to obtain new financing

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from  other  financing  sources;  the  ability  to  generate
positive   cash  flow  from  operations  and  asset   sales;
competitive factors, including the possibility of major customers sourcing product overseas in competition with our
products;  dependence upon third-party vendors; a   possible
oversupply of denim in the marketplace; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:

Innovo Group, Inc.
Shane Whalen, 323-278-6764

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